Exhibit 5.1

[Letterhead of Seyfarth Shaw LLP]

May 22, 2008

Mack-Cali Realty Corporation

Mack-Cali Realty, L.P.

343 Thornall Street

Edison, New Jersey 08837

Ladies and Gentlemen:

We are acting as counsel to Mack-Cali Realty Corporation, a Maryland  corporation (the “Company”) in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) registering 114,911 shares of the Company’s common stock, par value $.01 per share (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Common Stock.  In addition, we have made such legal and factual examinations and inquiries, including examination of originals or copies of originals, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion, including without limitation: (i) the Company’s Restated Articles of Incorporation, as amended (the “Charter”), (ii) the Company’s Amended and Restated Bylaws, as amended, (iii) the Second Amended and Restated Agreement of Limited Partnership of Mack-Cali Realty, L.P., as amended (the “Operating Partnership”), (iv) resolutions adopted by the Board of Directors of the Company on May 21, 2008 (the “Resolutions”), (v) the Registration Statement, including the prospectus the “Prospectus”) included therein, and (vi) such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.  In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to executed documents of all unexecuted copies submitted to us, and the conformity to the originals of photostatic copies.  We have also assumed that none of the Shares will be transferred in violation of the provisions of Article VI of the Charter, relating to restrictions on ownership and transfer of capital stock.

We are admitted to the Bar in the State of New York and we express no opinion as to, and, for the purposes of the opinion set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New York, the Maryland General Corporation Law, the limited partnership laws of the State of Delaware, and the laws of the United States of America.

Based upon and subject to the foregoing, it is our opinion that:

1.                                       The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.                                       The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware.

3.                                       The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

4.                                       The issuance of the units of limited partnership interest of the Operating Partnership, which are redeemable on a one-for-one basis for the Shares covered by the Registration Statement, has been duly authorized by all necessary corporate action on the part of the Company, acting in its capacity as general partner of the Operating Partnership, and such units have been validly issued and are fully paid and non-assessable.

5.                                       The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and when such Shares are issued and delivered by the Company in exchange for the consideration therefor as provided in the Resolutions, such Shares will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby.  This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Very truly yours,

/s/ Seyfarth Shaw LLP
Seyfarth Shaw LLP